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                                                                 Exhibit 4.6



                                     WARRANT

WARRANT HOLDER:            ____________________________           WARRANT NO. __
                           ____________________________
                           ____________________________
                           ____________________________

NUMBER OF WARRANT SHARES: _______________

THE WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE WARRANT AND SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION, AND MAY NOT BE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.

                          UNIVERSAL DISPLAY CORPORATION

                          Common Stock Purchase Warrant

     Universal Display Corporation, a Pennsylvania corporation (the "Company"), for value received, hereby grants to the warrant holder identified above, its successors and permitted assigns (collectively, the "Holder"), this right (the "Warrant"), subject to the terms set forth below, to purchase at the Exercise Price (as defined in Section 1.1 below), up to ______ shares of common stock, $.01 par value per share, of the Company (the "Common Stock"), subject to adjustment as herein provided. The total number of shares of Common Stock that may be purchased hereunder are referred to herein as the "Warrant Shares."

1.       Exercise of Warrant.

         1.1 Purchase Price. The Warrant may be exercised, subject to the terms specified herein, at the purchase price of $____ per Warrant Share (as may be adjusted from time to time, the "Exercise Price"), by payment of lawful money of the United States.

         1.2 Exercise Period. The Warrant may be exercised at any time for a period of five years from the date hereof.





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         1.3 Exercise in Full. Subject to the limitations stated above, this
Warrant may be exercised in full at the option of the Holder by surrender of this Warrant, with the form of subscription at the end hereof duly executed by the Holder, to the Company at its principal office in the United States, accompanied by payment in the amount obtained by multiplying the number of Warrant Shares for which this Warrant may be exercised by the Exercise Price.

         1.4 Partial Exercise. This Warrant may be exercised in part by surrender of this Warrant in the manner and at the place provided in subsection
1.3 along with payment in the amount determined by multiplying (a) the number of Warrant Shares designated by the Holder in the subscription at the end hereof by
(b) the Exercise Price. On any such partial exercise, the Company at its expense will forthwith issue and deliver to or upon the order of the Holder a new Warrant or Warrants of like tenor, in the name of the Holder or as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the number of Warrant Shares for which such Warrant or Warrants may still be exercised.

         1.5 Cashless Exercise.

                  (a) During the period in which the Common Stock is listed or admitted to trading on any national securities exchange or is quoted on the NASDAQ Small Cap Market or a similar organization, all or any portion of this Warrant may be exercised on a "cashless" basis, by stating in the form of subscription the Holder's intention to purchase Warrant Shares in consideration of cancellation of Warrants in payment for such exercise. The number of Warrant Shares the Holder shall receive upon such cashless exercise shall equal the difference between the number of Warrant Shares for which such exercise is made (the "Cashless Exercise Number") and the quotient that is obtained when the product of the Cashless Exercise Number and the then current Exercise Price is divided by the Current Market Price per share of Common Stock on date of exercise (as hereinafter determined).

                  (b) The "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the most recent five trading days prior to such date. The closing price for any day shall be the last reported sales price or, in case no such reported sale takes place on such day, the closing bid price, in either case on the principal national securities exchange (including, for purposes hereof, the NASDAQ National Market or the NASDAQ Small Cap Market) on which the Common Stock is listed or admitted to trading, or, in case no such bid prices are available on such day, the highest reported bid price for the Common Stock as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information.

2.       Delivery of Share Certificates on Exercise.

         2.1 As soon as practicable after the exercise of this Warrant in full or in part, the Company, at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and non-assessable Warrant Shares (or Other Securities, as defined below) to which the Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the Current Market Price (as defined above) of one full share, together with any other stock or other securities and property (including cash, where applicable) to which the Holder is entitled upon such exercise pursuant to Section 1 or otherwise. "Other Securities" refers to any stock (other than the Warrant Shares) or other securities of the Company or any other person (corporate or otherwise) that the Holder at


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any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to the Warrant Shares, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of the Warrant Shares, including securities of the same class issued in exchange for or in respect of the Warrant Shares pursuant to a plan of merger, consolidation, recapitalization or reorganization, the sale of substantially all of the Company's assets or a similar transaction.

3.       Covenants.

         3.1 Issuance of Shares upon Exercise. All Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof. The Company will at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. The Company shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, issuance or sale of securities or otherwise, avoid or take any action that would have the effect of avoiding the observance or performance of any of the terms to be observed or performed hereunder by the Company, and shall at all times in good faith assist in carrying out all of the provisions of this Warrant. If any Warrant Shares required to be reserved for the purpose of exercise of this Warrant require registration with or approval of any governmental authority under any federal law (other than the Securities Act of 1933, as amended (the "Securities Act")) or under any state law, before such Warrant Shares may be issued upon exercise of this Warrant, the Company shall, at its expense, use commercially reasonable efforts to cause such Warrant Shares to be duly registered or approved, as the case may be.

         3.2 Restrictions on Transfer. By acceptance of this Warrant, Holder represents to the Company that it is acquiring the Warrant for its own investment account and without a view to the subsequent public distribution of the Warrant or Warrant Shares otherwise than pursuant to an effective registration statement under the Securities Act and applicable state securities laws. This Warrant and each certificate for Warrant Shares issued to the Holder and any subsequent holder that have not been sold to the public pursuant to an effective registration statement under the Securities Act or as to which the restrictions on transfer have not been removed as hereinafter provided, shall bear a restrictive legend reciting that the same have not been registered pursuant to the Securities Act and applicable state securities laws and may not be transferred in the absence of an effective registration statement under the Securities Act. Each proposed transfer shall be accompanied by a notice which shall describe the manner of the proposed transfer and shall be accompanied by an opinion of counsel experienced in securities laws matters and reasonably acceptable to the Company and its counsel to the effect that the proposed transfer may be effected without registration under the Securities Act, whereupon, the holder of such Warrants or Warrant Shares shall be entitled to transfer such securities in accordance with the terms of its notice and such opinion. Restrictions imposed under this Section 3 upon the transferability of the Warrants or of Warrant Shares shall cease when:

                  (a) a registration statement covering such Warrant Shares becomes effective under the Securities Act and such Warrant Shares have been disposed of pursuant to such effective registration statement, or

                  (b) the Company receives from the holder thereof an opinion of counsel experienced in securities laws matters, which counsel shall be reasonably acceptable to the Company, that such restrictions are no longer required in order to insure compliance with the Securities Act.



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When such restrictions terminate, the Company shall, or shall instruct the warrant agent or transfer agent, if any, to issue new securities in the name of the holder not bearing the legends required by this Section 3.

4. Adjustment for Reorganization; Consolidation or Merger. If at any time or from time to time, the Company shall (a) effect a plan of merger, consolidation, recapitalization or reorganization or similar transaction with a corporation (the "Acquiror") whereby the shareholders of the Company will exchange their shares of the Company for the shares of the Acquiror, or (b) transfer all or substantially all of its properties or assets to any other person (which along with any transactions set forth in (a) hereof shall be an "Extraordinary Transaction"), then as a condition of such Extraordinary Transaction, adequate provision will be made whereby the holder of this Warrant will have the right to acquire and receive upon exercise of this Warrant in lieu of the Warrant Shares immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of Warrant Shares immediately theretofore acquirable and receivable upon exercise of this Warrant had such Extraordinary Transaction not taken place. In any such case, the Company will make appropriate provision to insure that the provisions of this
Section 4 hereof will thereafter be applicable as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. The Company will not effect any Extraordinary Transaction unless prior to the consummation thereof, the successor corporation (if other than the Company) assumes by written instrument the obligations under this Section 4 and the obligations to deliver to the holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to acquire.

5.       Adjustments for Other Events.

         5.1 If the outstanding shares of Common Stock shall be subdivided or split into a greater number of shares, or a dividend in shares of Common Stock shall be paid in respect of the shares of Common Stock, then the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or split or immediately after the record date of such dividend, be proportionately reduced. If the outstanding shares of Common Stock shall be combined or reverse-split into a smaller number of shares, then the Exercise Price in effect immediately prior to such combination or reverse-split shall, simultaneously with the effectiveness of such combination or reverse-split be proportionately increased. When any adjustment is required to be made in the Exercise Price, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.

         5.2 Except as provided in Sections 4, 5.1 and 5.6, if and whenever on or after the date of issuance of this Warrant, the Company issues, or in accordance with Section 5.3(c) hereof is deemed to have issued, any shares of Common Stock ("Additional Stock"), for no consideration or for a consideration per share less than the Exercise Price on the date of issuance of such Additional Stock (a "Dilutive Issuance"), then immediately upon the Dilutive Issuance, the Exercise Price will be reduced to a price determined by multiplying the Exercise Price in effect immediately prior to the Dilutive Issuance by a fraction, (i) the numerator of which is an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to the Dilutive Issuance, plus (y) the quotient of the aggregate consideration, calculated as set forth in Section 5.3 hereof, received by the Company upon such Dilutive Issuance divided by the Exercise Price in effect immediately prior to the Dilutive Issuance, and (ii) the denominator of which is the number of shares of Common Stock outstanding immediately prior to the Dilutive Issuance, plus the number


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of shares of such Additional Stock; provided that, for purposes of this Section
5.2, all shares of Common Stock (except as otherwise provided in Section 5.3) issuable upon the conversion, exchange or exercise of any convertible preferred stock, warrant, option, right or other security shall be deemed to be outstanding, and immediately after any shares of Additional Stock are deemed to be issued pursuant to Section 5.3(c), such shares of Additional Stock shall be deemed to be outstanding. In such event, the number of Warrant Shares issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (A) the number of Warrant Shares issuable upon the exercise of this Warrant before such adjustment, and (B) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (y) the new Exercise Price.

         5.3 For the purposes of any adjustment of the Exercise Price pursuant to subsection 5.2 above, the following provisions shall be applicable:

                  (a) In the case of the issuance of shares of Common Stock for cash, the consideration shall be deemed to be the amount of cash received by the Company therefor.

                  (b) In the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the "fair value" of such consideration, as determined in the good faith judgment of the board of directors of the Company.

                  (c) In the case of the issuance of any (x) option to purchase or right to subscribe for shares of Common Stock, (y) security by its terms convertible into or exchangeable for shares of Common Stock or (z) option to purchase or right to subscribe for such convertible or exchangeable security:

                           (i) the aggregate maximum number of shares of Common
Stock deliverable upon exercise of any such option to purchase or right to subscribe for shares of Common Stock shall be deemed to have been issued at the time such option or right was issued and for a consideration equal to the consideration (determined in the manner provided in Sections 5.3(a) and 5.3(b) above), if any, received by the Company upon the issuance of such option or right, plus the minimum purchase price provided in such option or right for the shares of Common Stock covered thereby;

                           (ii) the aggregate maximum number of shares of Common
Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of such option to purchase or right to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such option or right was issued and for a consideration equal to the consideration received by the Company for any such security and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (a) and (b) above);

                           (iii) on any change in the consideration payable to
the Company upon exercise of any such option or right or upon the conversion or exchange of any such convertible or exchangeable security (other than a change resulting from the anti-dilution provisions thereof), the Exercise Price in effect at the time of such change shall forthwith be readjusted to the Exercise Price that would have been in effect at such time had such option, right or convertible or exchangeable securities still outstanding at such time provided for such changed consideration at the time initially granted, issued or sold; and


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                           (iv) on the expiration of any such option or right,
the termination of any right to convert or exchange or the expiration of any option or right related to such convertible or exchangeable securities, the Exercise Price then in effect shall forthwith be readjusted to the Exercise Price that would have been in effect at the time of such expiration or termination had such options, rights, securities or options or rights related to such securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), never been issued.

                  (d) In the case of the issuance of (v) shares of Common Stock,
(w) options to purchase or rights or warrants to subscribe for shares of Common Stock, (x) securities by their terms which are convertible into or exchangeable for shares of Common Stock, or (y) options to purchase or rights or warrants to subscribe for such convertible or exchangeable securities (each of the securities referred to in the clauses (v), (w), (x) or (y) above, an "Additional Security"), together with other shares or securities (including another Additional Security) of the Company, the consideration for such Additional Securities and other shares or securities shall be the proportion of the aggregate consideration received for such Additional Securities and other shares or securities, computed as provided in (a), (b) and (c) above, as determined reasonably and in good faith by the board of directors of the Company.

         5.4 No adjustment in the per share Exercise Price shall be required unless such adjustment would require an increase or decrease in the Exercise Price of at least $0.01; provided, however, that any adjustments which by reason of this Section 5.4 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 5 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

         5.5 Whenever the Exercise Price or the number of Warrant Shares issuable upon exercise of the Warrants shall be adjusted as provided in this
Section 5, the Company shall forthwith file, at its principal office or at such other place as may be designated by the Company, a statement, signed by its president or chief financial officer and by its treasurer, showing in detail the facts requiring such adjustment to the Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrants that shall be in effect after such adjustment. The Company shall within 15 business days of any adjustment cause a copy of such statement to be sent by first-class, certified mail, return receipt requested, postage prepaid, to each Holder of Warrants at such holder's address appearing in the Company's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of this Warrant.

         5.6 No adjustment to the Exercise Price will be made (i) upon the exercise of any warrants, options or convertible securities granted, issued and outstanding as of the date of issuance of the Warrant; (ii) upon the exercise of the Warrant or (iii) upon the grant or exercise of any stock or options which may hereafter be granted or exercised under any employee benefit plan of the Company now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a majority of the independent members of the Board of Directors of the Company or a majority of the members of a committee of independent directors established for such purpose.



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6.       Notices of Record Date, etc. In the event of:

         6.1 any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

         6.2 any merger, consolidation or capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company with or into any other person, or any transfer of all or substantially all of the assets of the Company, or

         6.3 any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then and in each such event the Company will mail or cause to be mailed to the Holder a notice specifying (a) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, and
(b) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of shares of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least 30 days prior, and not more than 90 days prior, to the date specified in such notice on which any such action is to be taken.

7.       Transfers.

         7.1 The Warrants and the Warrant Shares are not transferable, in whole or in part, without compliance with the Securities Act, and any applicable state securities laws.

         7.2 Subject to Section 7.1, this Warrant, or any portion hereof, may be transferred by the Holder's execution and delivery of the form of assignment attached hereto along with this Warrant upon reasonable prior notice to the Company. Any transferee shall be required, as a condition to the assignment, to deliver all such documentation as the Company deems appropriate. However, until such assignment and such other documentation are presented to the Company at its principal offices in the United States, the Company shall be entitled to treat the registered holder hereof as the absolute owner hereof for all purposes.

         7.3 Upon a transfer of this Warrant in accordance with this Section 7, the Company, at its expense, will issue and deliver to or on the order of the Holder a new Warrant or Warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, representing the aggregate number of Warrant Shares represented by the Warrant or Warrants so surrendered. If this Warrant is divided into more than one Warrant, or if there is more than one Holder thereof, all references herein to "this Warrant" shall be deemed to apply to the several Warrants, and all references to "the Holder" shall be deemed to apply to the several Holders, except in either case to the extent that the context indicates otherwise.



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8.       Replacement of Warrants.

         8.1 On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver in the Holder's name in exchange and substitution for the Warrant so lost, stolen, destroyed or mutilated, a new Warrant of like tenor.

9.       Notices.

         9.1 All notices required hereunder shall be deemed to have been given and shall be effective only when personally delivered or sent by Federal Express, DHL or other express delivery service or by certified or registered mail to the address of the Company's principal office in the United States as follows:

                                    Universal Display Corporation
                                    Three Bala Plaza, East
                                    Suite 104
                                    Bala Cynwyd, PA 19004

in the case of any notice to the Company, and until changed by notice to the Company, to the address of the Holder set forth above in the case of any notice to the Holder.

10.      Miscellaneous.

         10.1 This Warrant and any term hereof may be changed, waived, discharged or terminated, other than on expiration, only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Pennsylvania. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer on the date set forth below.

                           UNIVERSAL DISPLAY CORPORATION


                           By:__________________________________________________
                              Sidney D. Rosenblatt
                              Executive Vice President, Chief Financial Officer,
                                    Treasurer & Secretary

                           Date: ______, 1999


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                              FORM OF SUBSCRIPTION


                   (To be signed only on exercise of Warrant)


TO ______________________________:

                  The undersigned, the holder of the attached Warrant, hereby irrevocably elects to exercise such Warrant for, and to purchase thereunder, __________ Warrant Shares (as defined in the Warrant Agreement governing the attached Warrant) and herewith makes payment of $________ therefor, including
(i) $_______ by certified or bank cashier's check, and (ii) cancellation of Warrant to purchase _____Warrant Shares based upon a Cashless Exercise Number (as therein defined) of ______, in accordance with the terms thereof, representing the full Exercise Price for such Warrant Shares at the price per share provided for in such Warrant, and requests that the certificates for such shares be issued in the name of, and delivered to ____________________, whose address is ________________________________________.


Dated:_________________       __________________________________________________
                              (Signature must conform in all respects to name of holder as specified on the face of the Warrant)


                              __________________________________________________


                              __________________________________________________
                              (Address)

                            -----------------------
                               FORM OF ASSIGNMENT

                   (To be signed only on transfer of Warrant)

                  For value received, the undersigned hereby sells, assigns, and transfers unto_______________ the right represented by the attached Warrant to purchase____________________ Warrant Shares (as defined in the Warrant
Agreement governing the attached Warrant) to which the within Warrant relates, and appoints Attorney to transfer such right on the books of --------------------------------------------------- with full power of substitution in the premises.



Dated:____________________  ________________________________________
                            (Signature must conform in all respects to name of holder as specified on the face of the Warrant)


                            ________________________________________


                            ________________________________________
                            (Address)



Signed in the presence of:



____________________________________